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                                                                    Exhibit 99.1


            Ark Restaurants Announces First Quarter Financial Results


CONTACT:
Ark Restaurants Corp.
Robert Towers
(212) 206-8800
bob@arkrestaurants.com


NEW YORK, New York -- February 14, 2005 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the first quarter ended January 1, 2005.

As of January 1, 2005, the Company had no long-term debt and a cash balance of $1,375,000.

For the three months ended January 1, 2005, the Company's income from continuing operations increased to $1,184,000, or $0.34 per share ($0.33 per diluted share), from $417,865, or $0.13 per share ($0.13 per diluted share), for the same period last year. Compared to last year's first quarter, Company-wide same store sales increased 8.3%. Same store sales in the Company's Las Vegas, New York and Washington D.C. operations increased by 6.6%, 10.5% and 10.7%, respectively. Same store sales in the Company's Las Vegas operations were negatively affected by the closure of the Company's "Venus" bar/nightclub facility for re-concepting during a portion of this period. This bar/nightclub facility had its grand opening as "Vivid" on February 4, 2005.

Total revenues for the three months ended January 1, 2005 were $26,882,000 versus $24,672,000 in the same period last year. Revenues from the Company's Las Vegas operations represented 58.7% of the Company's total revenues during the three months ended January 1, 2005. Revenues from the Company's Las Vegas operations were, likewise, affected by the closure of Company's "Venus" bar/nightclub facility for renovation during a portion of this period.

EBITDA from continuing operations for the three-month period ended January 1, 2005 was $2,569,000 versus $1,697,000 during the same three-month period last year.

Michael Weinstein, Chairman, President and CEO of Ark Restaurants Corp., stated "We are extremely pleased with the Company's performance during the past quarter. The performance of our operations improved in all the markets in which we operate. We believe our strategy is bringing value to our shareholders."

Ark Restaurants owns and operates 22 restaurants and bars, 26 fast food concepts, catering operations and wholesale and retail bakeries. Nine restaurants are located in New York City; nine in Las Vegas, Nevada; and four in Washington, DC. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and nine food court concepts; four restaurants and bars within the Venetian Casino Resort as well as four food court concepts. In Las Vegas, the Company also owns and operates one restaurant within the Forum Shops at Caesar's Shopping Center and one restaurant at the Neonopolis Center at Fremont Street. The Florida operations under management include five fast food facilities in Tampa, Florida and eight fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

The Company will broadcast its conference call to discuss third quarter results over the Internet. The broadcast will be held on Monday, February 14, 2005 at 12:00 noon Eastern





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Time. To access the broadcast, please visit http://www.viavid.net. A replay of the broadcast will be available within one hour of the call.


The dial-in numbers to participate in the conference call are:

Toll-Free - 1-888-245-7013

Toll/International - 1-973-582-2773

Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's fillings with the Securities and Exchange Commission.

ARK RESTAURANTS CORP.
Consolidated Income Statement
For the 13 week periods ended January 1, 2005 and December 27, 2003 (In Thousands, Except per share amounts)


                                         13 weeks ended  13 weeks ended

                                            January 1,    December 27,
                                               2005           2003
                                           -----------    ------------

TOTAL REVENUES                             $    26,882    $    24,672

COST AND EXPENSES:

Food and beverage cost of sales                  6,686          6,342
Payroll expenses                                 8,653          8,185
Occupancy expenses                               4,117          3,972
Other operating costs and expenses               3,106          3,087
General and administrative expenses              1,820          1,473
Depreciation and amortization expenses             947            996
                                           -----------    -----------

  Total costs and expenses                      25,329         24,055
                                           -----------    -----------

OPERATING INCOME                                 1,553            617
                                           -----------    -----------

OTHER (INCOME) EXPENSE:

Interest expense (income), net                     (25)            58
Other income                                       (69)           (84)
                                           -----------    -----------
  Total other (income) expense                     (94)           (26)
                                           -----------    -----------

Income from continuing operations
  before income taxes                            1,647            643





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Provision for income taxes                         478            225
                                           -----------    -----------

Income from continuing operations                1,169            418

DISCONTINUED OPERATIONS:
Income from operations of discontinued
 restaurants                                        21            213

Provision (benefit) for income taxes                 6             75
                                           -----------    -----------

Loss from discontinued operations                   15            138

NET INCOME                                 $     1,184    $       556
                                           ===========    ===========


PER SHARE INFORMATION - BASIC AND
 DILUTED:

Continuing operations basic                $       .34    $       .13
Discontinued operations basic              $       .01    $       .05
                                           -----------    -----------
Net basic                                  $       .35    $       .18
                                           ===========    ===========

Continuing operations diluted              $       .33    $       .13
Discontinued operations diluted            $       .01    $       .04
                                           -----------    -----------
Net diluted                                $       .34    $       .17
                                           ===========    ===========


WEIGHTED AVERAGE NUMBER OF SHARES-BASIC          3,395          3,181
                                           ===========    ===========

WEIGHTED AVERAGE NUMBER OF SHARES-DILUTED        3,533          3,322
                                           ===========    ===========

Continuing Operations EBITDA
 Reconciliation
Pre tax earnings                           $     1,647    $       643
Depreciation and amortization                      947            996
Interest                                           (25)            58
                                           -----------    -----------

EBITDA (a)                                 $     2,569    $     1,697
                                           ===========    ===========


(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall





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    understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled Measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, is included above.